                                  EXHIBIT 10.1






                 OPERATING AGREEMENT OF CELEBRATION HYMNAL, LLC

                         EXCLUDING CONFIDENTIAL PORTIONS









(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

                                TABLE OF CONTENTS

ARTICLE 1............................................................................................    1
FORMATION............................................................................................    1
         Section 1.1  Formation......................................................................    1
         Section 1.2  Name...........................................................................    1
         Section 1.3  Definitions....................................................................    1
ARTICLE 2............................................................................................    3
PURPOSE AND POWERS...................................................................................    3
         Section 2.1  Purpose........................................................................    3
         Section 2.2  Powers.........................................................................    3
ARTICLE 3............................................................................................    4
CAPITAL..............................................................................................    4
         Section 3.1  Initial Capital Contributions..................................................    4
         Section 3.2  Capital Accounts...............................................................    4
         Section 3.3  Capital Account Deficits.......................................................    5
         Section 3.4  Additional Capital Contributions by the Members................................    5
         Section 3.5  Interest on and Return of Capital..............................................    5
         Section 3.6  Statements of Membership Interests.............................................    5
ARTICLE 4............................................................................................    6
PROFITS, LOSSES, CASH FLOW...........................................................................    6
         Section 4.1  Allocation of Profits and Losses...............................................    6
         Section 4.2  Determination of Profits or Losses.............................................    6
         Section 4.3  Application of Cash Receipts...................................................    6
         Section 4.4  Distribution of Cash Flow......................................................    6
         Section 4.5  Consent to Distributions.......................................................    7
         Section 4.6  Special Tax Allocations........................................................    7
ARTICLE 5............................................................................................    8
MEMBERS..............................................................................................    8
         Section 5.1  Admission of New Members.......................................................    8
         Section 5.2  Individual Member Authority....................................................    8
         Section 5.3  Meetings.......................................................................    9
         Section 5.4  Quorum Requirements for Meetings...............................................    9
         Section 5.5  Action of Members..............................................................    9
         Section 5.6  Action on Written Consent......................................................    9
         Section 5.7  Meetings by Telephone..........................................................    9
         Section 5.8  Proxies........................................................................   10
ARTICLE 6............................................................................................   10
MANAGEMENT...........................................................................................   10
         Section 6.1  Management of Company..........................................................   10
         Section 6.2  Election, Withdrawal, and Removal of Managers..................................   10
         Section 6.3  Action of Managers.............................................................   11
         Section 6.4  Duties of Chief Manager........................................................   11
         Section 6.5  Duties of Secretary............................................................   11
         Section 6.6  Duties of Additional Managers..................................................   11
         Section 6.7  Compensation of Managers.......................................................   11
         Section 6.8  Contracts with Related Parties.................................................   12
         Section 6.9  Borrowing......................................................................   14
ARTICLE 7............................................................................................   15
INDEMNIFICATION......................................................................................   15
         Section 7.1  Right to Indemnification.......................................................   15
         Section 7.2  Contracts and Funding..........................................................   15

         Section 7.3  Indemnification Not Exclusive Right............................................   15
         Section 7.4  Advancement of Expenses........................................................   15
ARTICLE 8............................................................................................   16
FISCAL MATTERS.......................................................................................   16
         Section 8.1  Books and Records..............................................................   16
         Section 8.2  Fiscal Year....................................................................   16
         Section 8.3  Tax Status; Elections..........................................................   16
         Section 8.4  Reports to Members.............................................................   16
         Section 8.5  Bank Accounts..................................................................   17
         Section 8.6  Tax Matters Member.............................................................   17
ARTICLE 9............................................................................................   18
TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL........................................................   18
         Section 9.1  Withdrawal.....................................................................   18
         Section 9.2  Bankruptcy.....................................................................   18
         Section 9.3  Determination of Purchase Price; Method of Payment.............................   19
         Section 9.4  Voluntary Disposition..........................................................   19
         Section 9.5  Tax Consequences...............................................................   21
         Section 9.6  Transferee Assumes Company Obligations.........................................   21
ARTICLE 10...........................................................................................   21
DISSOLUTION; TERMINATION; CONTINUATION OF COMPANY....................................................   21
         Section 10.1  Term..........................................................................   21
         Section 10.2  Events Causing Dissolution and Winding Up.....................................   21
         Section 10.3  Continuation of the Company...................................................   22
         Section 10.4  Winding Up Affairs on Dissolution.............................................   22
         Section 10.5  Distribution Upon Dissolution.................................................   23
ARTICLE 11...........................................................................................   23
GENERAL PROVISIONS...................................................................................   23
         Section 11.1  Notices.......................................................................   23
         Section 11.2  Entire Agreement..............................................................   24
         Section 11.3  Governing Law; Forum; Service of Process; Venue...............................   24
         Section 11.4  Attorneys' Fees...............................................................   24
         Section 11.5  Severability..................................................................   24
         Section 11.6  Binding Effect................................................................   24
         Section 11.7  Gender, Number................................................................   25
         Section 11.8  Captions and Headings.........................................................   25
         Section 11.9  Amendment.....................................................................   25
         Section 11.10  Counterparts.................................................................   25

                               OPERATING AGREEMENT
                                       OF
                             CELEBRATION HYMNAL, LLC

         THIS OPERATING AGREEMENT (the "Agreement"), made and entered into as of October 14, 1997, and is by and among the Members (as hereinafter defined).

                                    RECITALS:

         The Members desire to form a limited liability company under and pursuant to the provisions of the Tennessee Limited Liability Company Act, as from time to time amended, to conduct business as a limited liability company, and to set forth their mutual rights and obligations.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings contained herein and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                    ARTICLE 1

                                    FORMATION

SECTION 1.1  FORMATION.

         The Members hereby form a limited liability company under and pursuant to the Act, subject to the terms and conditions set forth in this Agreement.

SECTION 1.2  NAME.

         The name of the Company shall be Celebration Hymnal, LLC. The Company may adopt and conduct its business under such assumed or trade names as the Members may from time to time determine. The Company shall file any assumed or fictitious name certificates as may be required to conduct business in any state.

SECTION 1.3  DEFINITIONS.

         As used herein the following terms shall have the indicated meanings:

         "ACT" means the Tennessee Limited Liability Company Act in effect on the date hereof and as from time to time amended.

         "AGREEMENT" means this Operating Agreement and as from time to time amended.

         "ARTICLES OF ORGANIZATION" mean those certain Articles of Organization of the Company filed with the Secretary of State of Tennessee pursuant to which the Company was formed.

         "THE HYMNAL" means all material created for The Celebration Hymnal including but not limited to derivative products, publications and other intellectual property and all other video device forms and configurations whether now known or hereafter invented and in all optical media, including, without limitation, all interactive and multimedia platforms, such as CD-ROM, CDI or 3-D.

         "CAPITAL ACCOUNT" means the account defined in Section 3.2 herein.

         "CHIEF MANAGER" means the initial Chief Manager of the Company, who shall be Don Cason, a Manager appointed by Word, from the effective date of this Agreement through calendar year 1998, or any subsequent Chief Manager as may be elected by the Managers as set forth in Section
         6.2.1 of this Agreement.

         "CODE" means the Internal Revenue Code of 1986 in effect on the date hereof and as from time to time amended.

         "COMPANY" means Celebration Hymnal, LLC, the limited liability company formed by the parties to this Agreement.

         "FINANCIAL INTEREST" means each Member's rights to share in Net Profits, Net Losses and distributions of the Company and to receive interim and liquidation distributions of the Company, as set forth in Exhibit A.

         "GOVERNANCE INTEREST" means each Member's electoral rights to appoint, control and direct Managers in accordance with Section 6 hereof.

         "MANAGERS" means, collectively, and "MANAGER" means, individually, those persons who may be elected from time to time by the Members to manage the affairs of the Company pursuant to the provisions of this Agreement.

         "MEMBERS" means, collectively, and "MEMBER" means, individually, the persons listed on Exhibit A hereto, together with any additional Members hereafter admitted pursuant to the provisions of this Agreement.

         "MEMBERSHIP INTEREST" OR "INTEREST" means each Member's interest in the Company, consisting of: (i) the Financial Interest, (ii) the Governance Interest, and (iii) rights to transfer or assign either the Financial Interest, the Governance Interest, or both. In the event a Member has assigned some or all of its Financial Interest, in such case "Membership Interest" means: (i) such Member's Governance Interest,
         (ii) such Member's right to transfer or assign its Governance Interest,

         (iii) any remaining Financial Interest of such Member, and (iv) such Member's right to transfer or assign any remaining Financial Interest of such Member.

         "NET LOSSES" means the excess of all expenses of the Company over all income of the Company (including the amount of any losses/gains recognized by the Company on the sale or other disposition of Company property) during a calendar year, all as determined in accordance with the method of accounting utilized by the Company for federal income tax purposes.

         "NET PROFITS" means the excess of all income of the Company over all expenses of the Company (including the amount of any gains/losses recognized by the Company on the sale or other disposition of Company property) during a calendar year, all as determined in accordance with the method of accounting utilized by the Company for federal income tax purposes.

         "PRODUCT" shall mean each physical, individual configuration of the Hymnal.

         "SECRETARY" means the initial Secretary of the Company, who shall be Robert G. Rist, a Manager appointed by Integrity, from the effective date of this Agreement through calendar year 1998, or any subsequent Secretary as may be elected by the Managers as set forth in Section
         6.2.1 of this Agreement.

         "TRANSFER" means any transfer, alienation, sale, assignment, pledge or granting of a security interest, lien or similar encumbrance or other disposition of all or any part of an existing Membership Interest in the Company, whether voluntarily or involuntarily, whether for or without consideration, and includes a transfer by operation of law, transfer incident to bankruptcy, foreclosure, judicial sale or otherwise.

                                    ARTICLE 2

                               PURPOSE AND POWERS

SECTION 2.1  PURPOSE.

         The purpose and business of the Company shall be to undertake any lawful business activity.

SECTION 2.2  POWERS.

         In furtherance of the foregoing purposes, the Company shall have the full power and authority to conduct its business as provided by the Act and applicable law.

                                    ARTICLE 3

                                     CAPITAL

SECTION 3.1  INITIAL CAPITAL CONTRIBUTIONS.

         The Members have made, as of the date hereof, the initial contributions to the capital of the Company in the amounts set forth on Exhibit A hereto. Each Member hereby accepts, confirms and ratifies the contribution of each other Member, and the corresponding issuance of such other Member's Financial Interests, as set forth on Exhibit A, and Governance Interests, as set forth in
Section 6 hereof.

         Further, it is the intent of the Members that the relationship of their respective contributions to the capital of the Company reflects the relationship of their respective Financial Interests. To the extent that the initial contributions of the Members set forth on the Exhibit A do not reflect such a relationship, the Members shall reconcile such difference as follows:

         1. Integrity shall cease to make contributions. Any costs incurred by Integrity on behalf of the Company after the commencement date shall be allocated as the Company's costs, and said costs shall be reimbursed by Company to Integrity, in accordance with the terms of Section 4.3 hereof.

         2. Word shall make additional contributions as outlined below until Word's total contributions equal the initial contributions made by Integrity. At such time as Word's total contributions equal the initial contributions of Integrity, then any costs incurred by Word on behalf of the Company after that time shall be allocated as the Company's costs, and said costs shall be reimbursed by Company to Word, in accordance with the terms of Section 4.3 hereof.

         Word shall make additional contributions as follows: Word shall pay all of the Company's costs to manufacture and market the Products until such payments made by Word plus the amount of Word's initial capital contributions set forth on the Exhibit A total Integrity's initial capital contribution set forth on the Exhibit A.

SECTION 3.2  CAPITAL ACCOUNTS.

         Separate capital accounts (a "Capital Account") shall be maintained for each Member in accordance with the regulations promulgated under Section 704(b) of the Code and shall consist of the sum of the contributions of each Member to the capital of the Company, plus its share of the Net Profits of the Company, less its share of the Net Losses of the Company, and less any distributions to or withdrawals made by or attributed to it from the Company.

SECTION 3.3  CAPITAL ACCOUNT DEFICITS.

         No Member shall make withdrawals from the Company that result in a balance in that Member's Capital Account of less than one thousand dollars ($1,000.00) unless the Managers vote unanimously to approve the Member withdrawal. Any deficit in a Members Capital Account shall be promptly restored by the Member unless otherwise approved by the Managers.

         Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation. In the event of a sale or exchange of some or all of a Member's Interest in the Company in accordance with this Agreement, the Capital Account of the transferring Member shall become the Capital Account of the assignee or transferee, to the extent it relates to the portion of the Interest transferred.

SECTION 3.4  ADDITIONAL CAPITAL CONTRIBUTIONS BY THE MEMBERS.

         Except as provided in Section 3.1 above or as otherwise agreed, the Members shall have no obligations to contribute capital to the Company.

SECTION 3.5  INTEREST ON AND RETURN OF CAPITAL.

         No Member shall be entitled to any interest on its contributions to the capital of the Company and no Member shall have the right to demand or receive the return of all or any part of its contribution to the capital of the Company, it being understood and agreed that the return of each Member's contribution to the capital of the Company shall be made solely from the assets of the Company and that the Members shall not be individually liable or responsible for the return of all or any part of such contributions. No Member shall have the right to any property other than cash in return for its contributions to the capital of the Company but, by subsequent agreement of the Members, such right may be established.

SECTION 3.6  STATEMENTS OF MEMBERSHIP INTERESTS.

         Within fourteen (14) days after the written request of any Member, the Company shall provide to such Member a written statement of the particular Membership Interest owned by such Member as of the time the Company makes such written statement. Such statement of Membership Interest shall not be deemed to be a certificated security, a negotiable instrument, a bond or stock, and shall not be a vehicle by which any transfer of any Member's Membership Interest may be effected.

                                    ARTICLE 4

                           PROFITS, LOSSES, CASH FLOW

SECTION 4.1  ALLOCATION OF PROFITS AND LOSSES.

         The Net Profits, Net Losses, and other tax attributes of the Company shall be allocated among the Members in accordance with their respective Financial Interests in the Company, as of the date of such allocation. Net Profits or Net Losses allocable to any Member whose Financial Interests have been Transferred, in whole or in part, during any fiscal year, shall be allocated among the Members who are the holders of such Financial Interests during such fiscal year in proportion to their respective interests in such Financial Interests and their respective holding periods, without separate determination of the results of the company's operations during such periods.

SECTION 4.2  DETERMINATION OF PROFITS OR LOSSES.

         Profits or losses of the Company shall be determined by use of the accrual method of accounting in accordance with standards generally accepted for such methods consistently applied. Any gains or losses from the sale of Company assets shall be included.

SECTION 4.3  APPLICATION OF CASH RECEIPTS.

         Cash receipts of the Company shall be applied: First to pay any federal, state or local taxes of any kind owed by and due from the Company; then to pay operating expenses, debt service requirements, and other obligations of the Company currently due; then to make capital expenditures or improvements or reduce indebtedness of the Company in such manner as the Members shall determine; then to fund a reasonable working capital reserve as may be established from time to time by the Members; and then to the Members, as provided herein. Unless unanimously agreed to by the Managers, any reduction of indebtedness of the Company to Members shall be made pro rata to each of the Members to whom the Company is indebted based upon the ratio of the Company's indebtedness to that Member to the aggregate indebtedness of the Company to all Members.

SECTION 4.4  DISTRIBUTION OF CASH FLOW.

         Cash generated from Company operations, after application of the cash receipts as set out above, may be distributed to the Members from time to time in such amounts as the Members shall determine. All distributions shall be made in accordance with the Financial Interests of the Members as of the date of such distribution.
                                      -6-

SECTION 4.5  CONSENT TO DISTRIBUTIONS.

         Each Member hereby consents to the distributions provided for herein and agrees to execute from time to time any amendments to this Agreement necessary or appropriate to reflect any withdrawal of or reduction in such Member's Capital Account (as defined in Section 3.2 hereof) resulting from the distributions provided for herein.

SECTION 4.6  SPECIAL TAX ALLOCATIONS.

The following special allocations of income and gain shall be made for federal income tax purposes prior to any other allocations pursuant to Section 4. 1:

         4.6.1 Notwithstanding any other provisions of this Article 4, if there is a net decrease during a Company's taxable year in the minimum gain attributable to a nonrecourse debt, then any Member with a share of the minimum gain attributable to such debt at the beginning of such year shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years) equal to such Member's share of the net decrease in the minimum gain attributable to such nonrecourse debt. The allocations under this Section shall be interpreted in a manner to conform with Treasury Regulation 1.704-2.

         4.6.2 Notwithstanding any other provisions of this Article 4, if a Member's Capital Account, increased for this purpose by any Member's share of minimum gain, is reduced below zero due to: (i) an unexpected allocation of loss or deduction pursuant to Code Sections 706(d), 704(e)(2) or Treasury Regulation 1.751-1(b)(2)(ii) or (ii) distributions to such Member (to the extent they exceed reasonably expected offsetting increases in such Member's Capital Account), then such Member shall be allocated, as quickly as possible, items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) equal to an amount required to eliminate such deficit. Such allocation shall be interpreted to conform with Treasury Regulation 1.704-1(b)(2)(ii)(d), as currently in effect.

         4.6.3 Gain or loss from the sale or exchange or other taxable disposition of all or any part of the property of the Company shall be allocated among the Members in the following manner and order of priority:

                  (i) Any part of such gain attributed to property contributed to the Company by a Member shall, to the extent of the difference between the adjusted basis to the Company of such contributed property at the time of contribution and the amount credited to such Member's Capital Account in respect of such contribution, be allocated to only the contributing Member;

                  (ii) Gain that results from depreciation deductions previously taken by the Company shall be allocated among the Members in the same proportions as such depreciation was originally allocated to them;

                  (iii) Any remaining gain shall be allocated among the Members in accordance with their Financial Interests; and

                  (iv) In the event that all or any part of any gain realized from the sale or other disposition of any part of the property of the Company constitutes ordinary income to the Company pursuant to Section 1245 and/or
Section 1250 of the Code, such part of the gain shall be allocable to the Members, prior to the allocation of any gain realized from such sale that constitutes capital gain to the Company pursuant to Section 1222 and/or Section 1231 of the Code, in the same proportions and to the same extent as the amount of such gain that constitutes ordinary income bears to the total amount of such gain to be allocated pursuant to subparagraphs (i)-(iii) above.

         4.6.4 If any Member is determined to have received all or any part of such Member's interest in the profits and losses of the Company (as distinguished from such Member's interest in the capital of the Company) as compensation for its services or as consideration for the sale of property, and as a result of such determination, such Member is required to realize compensation income or capital gain for federal and/or state income tax purposes with respect to such interest in the Company, any corresponding federal and state income tax benefit inuring to the Company as a result of such determination whether in the form of a deduction for compensation paid, an allowance for depreciation or amortization of any asset of the Company, or a reduction in the gain required to be recognized by the Company upon a sale of any of its assets, or otherwise, shall be allocated for federal and state income tax purposes solely to the Member or Members required to recognize such compensation income or capital gain in the same proportion as the amount of such income or capital gain required to be recognized by each such Member bears to the total amount of such income or capital gain required to be recognized by all of the Members.

                                    ARTICLE 5

                                     MEMBERS

SECTION 5.1  ADMISSION OF NEW MEMBERS.

         Additional parties may become Members of the LLC upon the unanimous vote of the Members.

SECTION 5.2  INDIVIDUAL MEMBER AUTHORITY.

         Each Member has the power under the Act to bind the Company as an agent in the normal course of business. Notwithstanding such power, any Member, other than the Managers acting within the scope of their authority granted in this Agreement, shall indemnify the Company for any costs or damages incurred by the Company as a result of any action by such Member purporting to act for or to undertake any obligation, debt, duty or responsibility on behalf of any other Member or the Company; excluding from such indemnity: (i) any action or undertaking that is expressly authorized by this Agreement or by approval of all non-indemnifying Members; and (ii) any action or undertaking of a Member, by and through one of its appointed Managers, in the ordinary course of Company's business, involving expenditures of less than ten thousand dollars ($10,000.00).

SECTION 5.3  MEETINGS.

         Meetings of all Members may be called by the Managers or by Members holding ten percent (10%) of the Governance Interests by delivering written notice to all Members at least fourteen (14) days prior to the proposed date of such meeting. Such notice shall state the purpose(s) of the meeting. The business transacted at any meeting shall be limited to the purposes stated in the notice of the meeting. Any such meetings shall be held at the principal place of business of the Company, or such other place, as may be designated in the notice. Members may waive the requirement of notice by attendance at a meeting.

SECTION 5.4  QUORUM REQUIREMENTS FOR MEETINGS.

         The Members holding a majority of the Governance Interests entitled to vote at any meeting shall constitute a quorum for the transaction of business. Once a Governance Interest is represented at any meeting, it is deemed to be present for the remainder of that meeting and for any adjournment thereof. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting is not necessary if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

SECTION 5.5  ACTION OF MEMBERS.

         Except as otherwise required by this Agreement or by law, the Members shall take action by the affirmative vote of the Members holding a majority of the Governance Interests present and entitled to vote on that item of business in a meeting in which a quorum is present.

SECTION 5.6  ACTION ON WRITTEN CONSENT.

         Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting so long as a written waiver of acting at a meeting is signed by Members holding a majority of the Governance Interests, and a written consent is signed by Members who own Membership Interests equal to that which would be required to take the same action at a meeting of the Members at which all Members are present.

SECTION 5.7  MEETINGS BY TELEPHONE.

         Any or all Members may participate in meetings by, or conduct the meeting through the use of, any means of communication by which all Members participating may simultaneously hear each other during the meeting. A Member participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 5.8  PROXIES.

         At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution.

                                    ARTICLE 6

                                   MANAGEMENT

SECTION 6.1  MANAGEMENT OF COMPANY.

         The overall management of the business and affairs of the Company shall be exercised by or under the direction of the Members. Except where expressly provided herein to the contrary, all decisions with respect to the management of the Company shall be made by the Managers, subject to the direction and control of the Members.

SECTION 6.2  ELECTION, WITHDRAWAL, AND REMOVAL OF MANAGERS.

         6.2.1          The Members will each appoint the following number of
                        Managers:

         INTEGRITY      4 Managers, each with one vote; and

         WORD           3 Managers, each with one vote.

         Unless otherwise unanimously agreed by the Members, effective January 1, 2001, the number of Managers which will be appointed by the Members shall be as follows:

         INTEGRITY      3 Managers, each with one vote; and

         WORD           3 Managers, each with one vote.

         Each Member may remove or replace any Manager it has appointed. Each Manager will have one equal vote. Any Manager may at any time, and upon thirty
(30) days' prior written notice to the Members, resign as a Manager.

         6.2.2 Of the Managers so appointed, the Company shall at all times have a Chief Manager and a Secretary, who shall not be the same person and shall not be Managers appointed by the same Member. The Managers shall unanimously elect the Chief Manager and the Secretary. The Chief Manager and Secretary Term of Office shall be one (1) calendar year. In the event a Chief Manager cannot be unanimously elected for the next calendar year, the Secretary serving at the year ending shall automatically assume the office of Chief Manager for the next calendar year. In the event a Secretary cannot be unanimously elected for the next calendar year, the Chief Manager serving at the year ending shall automatically assume the office of Secretary for the next calendar year.

SECTION 6.3  ACTION OF MANAGERS.

         Except as expressly provided in this Agreement, any vote, determination or action by the Managers required or allowed under the terms of this Agreement shall be undertaken only upon the affirmative vote of a majority of the Managers present at the meeting in person or by proxy.

SECTION 6.4  DUTIES OF CHIEF MANAGER.

         The Chief Manager shall: (i) see that all orders and resolutions of the Members are carried into effect; (ii) pursuant to any resolution of the Members, sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by this Agreement or by the Members; (iii) perform other duties prescribed by the Members; and (iv) deliver any notices and accept any documents otherwise to be handled by the Secretary, if the office of Secretary is vacant.

SECTION 6.5  DUTIES OF SECRETARY.

         The Secretary shall: (i) keep accurate membership records for the Company; (ii) maintain records of and, whenever necessary, certify all proceedings of the Members, Managers, or committees of the Company; (iii) receive notices required to be sent to the Secretary and keep a record of such notices in the records of the Company; and (iv) perform other duties prescribed herein or by the Members or by the Chief Manager.

SECTION 6.6  DUTIES OF ADDITIONAL MANAGERS.

         All other Managers appointed by the Members pursuant to Section 6.2 hereof, shall perform duties as prescribed by the Members.

SECTION 6.7  COMPENSATION OF MANAGERS.

         With the unanimous approval of the Members, Managers may be paid by the Company for their services to the Company. The compensation amount shall likewise require the unanimous approval of the Members. The Company shall not cover the Managers' expense to attend meetings unless unanimously approved by the Members.

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

SECTION 6.8  CONTRACTS WITH RELATED PARTIES.

         Except as expressly provided in this Agreement, the Company shall not enter into any contract, agreement, lease or other arrangement for the furnishing to or by the Company of goods, services or space with any party or entity that is related to or affiliated with any Member or Manager, or that is directly or indirectly owned or controlled by any Member or Manager or by a party or entity related to or affiliated with any Member or Manager, unless such contract, agreement, lease or other arrangement (a) has been approved by the Members or Managers who do not have an interest in the Contract, and (b) contains terms and conditions that are competitive with those offered by unrelated third parties and are fair to the Company.

         6.8.1 OBLIGATIONS OF THE MEMBERS. In addition to the capital contributions set forth above, the parties shall perform the following duties with respect to the Company.

         6.8.1.1 INTEGRITY'S DUTIES. Integrity shall secure all permissions and consents necessary for the creation of the Hymnal, including without limitation all contracts and/or licenses with authors, editors, arrangers, owners of copyrighted material, and other parties engaged to contribute to the creation of the Hymnal prior to its manufacture, sale, and distribution (collectively "third party contributors"). Such contracts, permissions, consents, and related documents will be in the name of the Company, provided, however, that if such instruments have been executed prior to the execution hereof, Integrity shall assign such instruments to the Company. On behalf of the Company and using Company funds, Integrity shall pay all sums and/or royalties due to such third party contributors.

         In addition to the above, the general accounting obligations for the Company will be managed by Integrity and the results communicated to Word on a regular monthly basis. Word shall also have the opportunity to review the Company-related books and records, upon reasonable request during normal business hours.

         6.8.1.2 WORD'S DUTIES. Word shall develop, with Integrity's advice, the initial and ongoing marketing plan(s) and budget(s) for the Products; execute such plans, the funding for which will be reimbursed by the Company; and supervise the manufacture and management of the Product. The cost of manufacturing the Product shall be borne by the Company (or reimbursed by the Company, as applicable).

         6.8.1.3 OBLIGATIONS NOT FUNDED BY COMPANY. Unless approved by the majority of the Managers in writing, the parties agree that the Company will not bear the operational, overhead, or personnel costs of the parties even though such costs may be incurred by a party as it fulfills its duties and obligations described herein, in any agreement between a party and the Company, and/or in the Company governing documents.

         6.8.2 SERVICES PROVIDED TO THE COMPANY. Each of the parties hereto shall offer specialized services to the Company pursuant to the terms of the non-exclusive contracts described herein. Such services (sometimes collectively referred to as the "specialized services") are as described below. For purposes of this Agreement, "trade sales" are sales made to third parties for resale; and "direct sales" are sales made directly to the user of the Hymnal. The Company shall not enter into any contractual relationships regarding the provision of trade sales or direct sales services without the majority approval of the Members. The non-exclusive contracts described in Sections 6.8.2.1 and 6.8.2.2 are the only non-exclusive licenses which the Company shall grant during the term of such non-exclusive contracts; provided, however, that the Company may enter into other non-exclusive contracts if at least two-thirds of the Managers approve the terms thereof.

         6.8.2.1 INTEGRITY'S SERVICES. Integrity shall sell the Hymnal through its "direct sales" force in the U.S. and Canada. For such direct sales services, Integrity shall receive a fee equal to [**]2% of Integrity's net receipts from such sales. The Company will grant Integrity a non-exclusive contract to provide Integrity's direct sales services to the Company subject to Word's rights pursuant to the terms hereof. The Company and Integrity will enter into a written agreement for the direct sales services (referred to herein as the "Integrity Sales Agreement"). The Integrity Sales Agreement will contain a fixed contract term and options for subsequent renewal periods.

         6.8.2.2  WORD'S SERVICES. Word shall sell the Hymnal through:
         (a)      Word's "trade sales" force in the U.S.; and
         (b)      Word's "direct sales" force in the U.S. and Canada.

         The Company will enter into a contract with Word to provide to the Company Word's trade sales services on an exclusive basis and Word's direct sales services on a non-exclusive basis; provided, however, that Word's right as a provider of direct sales services to the Company is subject to Integrity's rights pursuant to the terms hereof. The Company and Word will enter into a written agreement for the direct sales and trade sales services (referred to herein as the "Word Sales Agreement"). The Word Sales Agreement will contain a fixed contract term and options for subsequent renewal periods.

         For its trade sales services in the United States, Word will receive a fee equal to [**](1)% of Word's net receipts from such sales. For its direct sales services in the U.S. and Canada, Word will receive a fee equal to [**](1)% of Word's net receipts from such sales.

         In addition to the sales services described above, Word shall provide distribution and fulfillment services (collectively the "distribution services") for sales of the Hymnal, whether such sales are made by Word or Integrity. The Company and Word will enter into a written agreement for such distribution services (referred to herein as the "Word Distribution Agreement"). For any such distribution services, Word will receive (or will be paid by Integrity for Integrity's direct sales, as applicable) [**](1)% of Word's net receipts from such sales.

-------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

         6.8.2.3 ACCOUNTING FOR SPECIALIZED SERVICES. On a monthly basis during the term hereof, Integrity and Word will provide a written accounting to the Company, as applicable for the revenues received from the specialized services they have provided pursuant to the terms of the Integrity Sales Agreement, the Word Sales Agreement, and the Word Distribution Agreement, respectively, and any related agreements referenced hereunder. Such accounting shall be consistent with the royalty statements generated by each party hereto. Payments due the Company for income generated on its behalf will be sent to the Custodian of Company Accounts, c/o Integrity Incorporated, 1000 Cody Road, Mobile, Alabama 36695-3425.

         The monthly payments remitted to the Company shall be in an amount equal to each party's net sales revenue ("net revenue") derived from the specialized services which such party provides to the Company. The net revenue payments due the Company shall be calculated as follows (using the fee percentages cited in Sections 6.8.2.1 and 6.8.2.2 as applicable):

         (a) Integrity's net revenue will be equal to Integrity's gross revenue less (i) Integrity's sales fee, as set forth in Section 6.8.2.1 herein, attributable to its specialized services pursuant to the terms hereof and (ii) any distribution fee payable by Integrity to Word on behalf of the Company, according to the terms of the Word Distribution Agreement.

         (b) Word's net revenue will be equal to Word's gross revenue less (i) Word's sales fee, as set forth in Section 6.8.2.2 herein, attributable to its specialized services provided pursuant to the terms hereof and
         (ii) Word's distribution fee, according to the terms of the Word Distribution Agreement.

For the purposes of such calculations, "gross revenue" shall mean total revenue derived from the special services provided hereunder less actual returns, discounts, and other credits.

SECTION 6.9  BORROWING.

         The Company may borrow for Company purposes from any source upon such terms and conditions as the Members may determine. Notwithstanding the foregoing, but excepting trade accounts created in the ordinary course of business, the Company shall not incur any indebtedness secured by assets of the Company or any unsecured indebtedness in excess of $5,000.00 in any single instance or $15,000.00 in the aggregate in any twelve-month period without the Members' unanimous prior approval. The Chief Manager and Secretary will deliver on behalf of the Company any and all promissory notes, security agreements, deeds of trust, and other documents and instruments required by the lender in connection therewith.

                                    ARTICLE 7

                                 INDEMNIFICATION

SECTION 7.1  RIGHT TO INDEMNIFICATION.

         The Company, to the fullest extent permitted by applicable law then in effect, shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that the Indemnitee is or was a Member, Manager, employee or agent of the Company, or is or was serving at the request of the Company as a governor, manager, director, officer or employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such Proceedings. This indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with a Proceeding, consistent with the provisions of applicable law as then in effect.

SECTION 7.2  CONTRACTS AND FUNDING.

         The Company may enter into contracts with any Member, Manager, employee, or agent of the Company in furtherance of the provisions of this Article, and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

SECTION 7.3  INDEMNIFICATION NOT EXCLUSIVE RIGHT.

         The right of indemnification provided in this Article and in the Act shall not be exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, resolution, agreement, vote of disinterested Members or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

SECTION 7.4  ADVANCEMENT OF EXPENSES.

         All reasonable expenses incurred by or on behalf of an Indemnitee in connection with any proceeding shall be advanced to the Indemnitee by the Company within twenty

(20) days after the receipt by the Company of a statement from the Indemnitee requesting such advance from time to time, whether prior to or after final disposition of a proceeding. The statement shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses.

                                    ARTICLE 8

                                 FISCAL MATTERS

SECTION 8.1  BOOKS AND RECORDS.

         Full and accurate books and records of the Company (including without limitation all information and records required by the Act) shall be maintained at its principal place of business, or at another place or places within the United States determined by its Members, showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs. All Members shall have access to the books and records of the Company, during regular business hours, at the Company's principal place of business, upon provision of notice in writing by any Member to the Company at least five (5) business days before the date on which any Member desires to inspect said books and records.

SECTION 8.2  FISCAL YEAR.

         The fiscal year of the Company shall begin on January 1 of each year and shall end on December 31 of the same year.

SECTION 8.3  TAX STATUS; ELECTIONS.

         Notwithstanding any provision hereof to the contrary, solely for purposes of the United States federal income tax laws, each of the Members hereby recognizes that the Company will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, that the filing of U.S. Partnership Returns of Income shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Members. At the Members' unanimous request, the Company shall file an election under Section 754 of the Code.

SECTION 8.4  REPORTS TO MEMBERS.

         Each of the following reports shall be prepared at the Company's expense, and shall be delivered to each Member

         8.4.1 Within seventy-five (75) days after the end of each fiscal year, all information necessary for the preparation of the Members' federal, state and local income tax returns; and

         8.4.2 Within seventy-five (75) days after the end of each fiscal year, an annual report of the activities of the Company, including a balance sheet, income statement and a statement of cash flow, and such annual report shall contain a complete statement of all compensation and fees paid or accrued by the Company to the Managers.

         8.4.3 Within sixty (60) days prior to each Annual Meeting of the Members, the Members will provide a report to the Secretary regarding the corporate good standing of each Member. Any Member reported not in good standing shall correct that situation prior to the Members' Annual Meeting. Confirmation of such Members' good standing shall be reported at the Members' Annual Meeting.

SECTION 8.5  BANK ACCOUNTS.

         All funds of the Company shall be deposited in its name at a financial institution or institutions approved by the Managers, in such checking and savings accounts or time deposits or certificates of deposit as shall be designated from time to time by the Managers. Checks or other drafts to satisfy expenses approved pursuant to the terms hereof shall be endorsed by the Chief Manager and the Secretary or their intercompany designees up to ten thousand dollars ($10,000.00). Any checks, drafts, or other withdrawals exceeding such amount must first be approved in writing by the Managers, in accordance with
Section 6.3 hereof.

SECTION 8.6  TAX MATTERS MEMBER.

         Unless another person is so designated by the Members, Integrity Incorporated shall be the Tax Matters Member ("TMM"). The TMM shall be responsible for all administrative and judicial proceedings for the assessment and collection of tax deficiencies or the refund of tax overpayments arising out of a Member's distributive share of items of income, deduction, credit and/or of any other Company item (as that term is defined in the Code or in regulations issued by the Internal Revenue Service) allocated to the Members affecting any Member's tax liability. The TMM shall promptly give notice to all Members of any administrative or judicial proceeding pending before the Internal Revenue Service involving any Company item and the progress of any such proceeding. Such notice shall be in compliance with such regulations as are issued by the Internal Revenue Service. The TMM shall have all the powers provided to a tax matters partner in Sections 6221 through 6233 of Code, including the specific power to extend the statute of limitations with respect to any matter which is attributable to any Company item or affecting any item pending before the Internal Revenue Service and to select the forum to litigate any tax issue or liability arising from Company items. The TMM may resign his or her position by giving thirty (30) days' written notice to all Members, whereupon the Members shall designate a new TMM. The TMM shall be entitled to reimbursement for any and all reasonable expenses incurred with respect to any administrative and/or judicial proceedings affecting the Company.

                                    ARTICLE 9

                  TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL

         No Transfer of a Membership Interest in the Company shall be made except in compliance with the conditions set out below, and any attempted Transfer made without complying with the following conditions shall be void ab initio and shall not be recognized by the Company or by any Member:

SECTION 9.1  WITHDRAWAL.

         9.1.1 In the event that there are two (2) Members of the Company, and one (1) Member wishes to retire or withdraw or, subject to Section 9.1.2 hereof, withdraws from the Company, such withdrawing Member shall consent to the admission of another Member to the Company as at least a one percent (1%) Member immediately prior to the effective date of such resignation or withdrawal. The effective date of a Member's retirement or withdrawal from the Company must be on or after the effective date that the new Member holding at least one percent (1%) Membership Interest obtains such an interest in the Company, and the new Member shall acquire the exiting Member's Membership Interest and shall assume the exiting Member's rights and responsibilities according to Section 9.6.

         9.1.2 In the event a Member ceases to be actively involved in the management and business of the Company for whatever reason, such Member shall, within fifteen (15) days after the effective date of such departure, offer to sell to the Company all of its interest in the Company at a price to be agreed upon by the Member and the Company. If the Member and the Company fail to agree upon a price within thirty (30) days following the date such offer is due, the price of the Interest shall be determined in accordance with Section 9.3 hereof. Upon the determination of a Purchase Price, the Company shall have thirty (30) days within which to accept the Member's offer, either in whole or in part. Should the Company fail to give the withdrawing Member notice of its decision to purchase some or all of its Interest, or not to purchase any of his or her Interest, within such thirty-day period, the Company shall be deemed to have elected not to purchase any of the Members Interest. In the event all of the selling Members Interest is not purchased as provided above, such Member shall continue to hold such Interest and shall dispose of it solely upon the terms described in this Agreement.

         9.1.3 The withdrawal of a Member shall not cause the dissolution of the Company, except as provided in Section 10.3.

SECTION 9.2  BANKRUPTCY.

         In the event a Member is the subject of an entry of an order of relief under the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq., as amended, or any successor statute thereto, and any part of the Membership Interest of that Member, as a consequence of the entry of such order of relief becomes the property of a person not a party to this Agreement, the Governance Interest of such Interest shall thereupon be suspended ipso facto, and the Interest held by said non-party shall be subject to the provisions of Section 9.1, above, as though said non-party shall have been a retiring party to this Agreement. Upon the acquisition of such Interest by the Company from such non-party, the former Member shall, for a period of ninety (90) days, have the right to purchase the Interest so acquired by the Company at the cost paid by the Company for such Interest. Should such former Member fail to exercise such option within ninety (90) days, such Member shall then, for an additional period of two hundred seventy (270) days, have the right to acquire such Interest from the Company at a price equal to its then fair market value. After one (1) year from the date on which such Interest is acquired by the Company, said former Member's right to acquire such Interest shall terminate.

SECTION 9.3  DETERMINATION OF PURCHASE PRICE; METHOD OF PAYMENT.

         The purchase price of the Interest owned by any Member purchased pursuant to the provisions of this Section shall be fixed in the following manner:

         9.3.1 APPRAISAL. The fair market value of the Company shall be established as follows: Three appraisals shall be obtained from experts in the appropriate industry mutually agreeable to the parties. In the event the appraisals vary in amount, the parties hereby agree that the highest and lowest shall be averaged and the resulting amount shall become the agreed upon fair market value of the Company. Such fair market value shall be known as the "Appraised Value" of the Company. The expenses for the appraisers shall be paid one-half (1/2) by the Company and one-half (1/2) by the Member whose Interest is being sold hereunder.

         9.3.2 DETERMINATION OF VALUE PER MEMBERSHIP INTEREST. The value of a Members Interest in the Company shall be determined by multiplying the appraised value by the Members Financial Interest in the Company.

SECTION 9.4  VOLUNTARY DISPOSITION.

         9.4.1 TRANSFER TO MEMBER. A Member may Transfer all or any part of its Membership Interest to another Member on such terms and conditions as the transferring and transferee Member determine.

         9.4.2 OTHER TRANSFERS OF FINANCIAL INTEREST FOR VALUE. Except as provided above, a Member may not Transfer its Financial Interest for a valuable consideration unless the Member desiring to make such Transfer (the "Transferring Person") first gives the other Members the option to buy such Financial Interest in the Company as follows:

         9.4.2.1 The Transferring Person shall deliver written notice to the other Members, which notice shall state the name of the prospective purchaser and the price and terms offered by such prospective purchaser.

         9.4.2.2 The other Members shall have an option to purchase such Financial Interest (the "Offered Interest") of the Transferring Person at the price and on the same terms set forth in such written notice exercisable within thirty (30) days following the receipt of such notice by giving notice of such election to the Transferring Person and the other Members.

         (a) TRANSFERRING MEMBER'S OFFER TO SELL FINANCIAL INTEREST. The offering price for a transferring Members Financial Interest shall be based on the Appraised Value described in Section 9.3. If no other Member accepts the offered Financial Interest at that price within thirty (30) days of receipt of such offer, then the transferring Member may offer its Financial Interest to a third party within a reasonable period of time thereafter.

         If the transferring Member offers to sell its Financial Interest at a price which is less than the Appraised Value, then the transferring Member must first make such offer of its Financial Interest at such price to the other Members(s). If no other Member(s) accept(s) the offer at such lower price within thirty (30) days of receipt of such offer, then the transferring Member may sell its Financial Interest to a third party at such lower price within a reasonable period of time thereafter.

         (b) THIRD PARTY'S OFFER TO PURCHASE FINANCIAL INTEREST. If a third party offers to purchase all or a part of any Member's Financial Interest, and if such Member desires to accept such offer, then the Member must first notify the other Member(s) of the third party offer and, in such notice, give the other Member(s) thirty (30) days during which to accept the offer to purchase said Financial Interest at the lower of the price offered by the third party or the Appraised Value. If the other Member(s) do(es) not accept such offer to purchase said Financial Interest during the thirty (30) day period, then the Member owning such Financial Interest may accept the third party's offer as originally made.

         9.4.2.3 Each Member shall have an option to purchase a percentage of the Offered Interest equal to the proportion of such Member's Financial Interest to the Financial Interest of all Members other than the Transferring Person. If all the remaining Members do not exercise their option to purchase the Offered Interest, those Member(s) desiring to purchase a portion of the Offered Interest may, for a period of thirty (30) days following receipt of the Appraised Value, elect to purchase the balance of the Offered Interest in proportion to their Financial Interests by giving notice of such election to the Transferring Person and the other Members. Upon the expiration of such thirty (30) additional day period, if the remaining Members fail to offer to purchase all of the Offered Interest, the Transferring Person is permitted to sell such Offered Interest to the third party.

         9.4.2.4 In the event that said option is not exercised within said thirty (30) day period, the same shall expire and be of no force and effect, and the Transferring Person may then consummate the proposed transfer of Offered Interest to such person. In no event, however, shall the Offered Interest be sold to another party for less than the price, or on terms and conditions materially different than those stated in the written notice provided pursuant to Section 9.4.2.1; or if the proposed sale is not consummated within thirty (30) days after the close of such thirty (30) day period, the Transferring Person must again comply with this
Section 9.4.2 before any Transfer of Financial Interest.

         9.4.3 OTHER TRANSFERS OF MEMBERSHIP INTEREST FOR VALUE. Except as provided above, a Member may Transfer all or any part of its Membership Interest only with the consent of the other Member.

SECTION 9.5  TAX CONSEQUENCES.

         Notwithstanding the foregoing, in no event shall any Member Transfer all or any part of its interest in the Company, nor shall any Member be admitted to the Company, nor shall any Member withdraw from the Company, if such action would result in a sale or exchange of fifty percent (50%) or more of the total interest in the capital and profits of the Company within a twelve-month period such that the Company would be considered as terminated under Section 708 of the Code (or any successor statute thereto), or so as to prevent the Company from continuing the use of accelerated methods of depreciation theretofore used by the Company in connection with depreciable property of the Company, without the prior approval of all of the Members.

SECTION 9.6  TRANSFEREE ASSUMES COMPANY OBLIGATIONS.

         In the event that any Member Transfers its Governance or Financial Interest in the Company to any person or entity other than one or more of the other Members or the Company in compliance with this Article, no such Transfer shall become effective until the proposed transferee agrees in writing to assume and be bound by all the obligations and restrictions to which the Transferor is subject under the terms of this Agreement and any further agreement with respect to the business of the Company.

                                   ARTICLE 10

                DISSOLUTION; TERMINATION; CONTINUATION OF COMPANY

SECTION 10.1  TERM.

         The term of the Company shall commence on the date of this Agreement and shall continue until December 31, 2072, unless earlier terminated in accordance with the provisions hereof or as provided by law.

SECTION 10.2  EVENTS CAUSING DISSOLUTION AND WINDING UP.

         The Company shall be dissolved and its affairs wound up, upon the occurrence of any of the following events:


                                      -21

         10.2.1 Upon the expiration of the term of the Company set out herein;

         10.2.2 Upon the sale of all or substantially all of the assets of the Company and the distribution of all of the net proceeds therefrom;

         10.2.3 In the event of the dissolution or bankruptcy of any Member provided that the Members may vote to continue the Company as provided in Section 10.3;

         10.2.4     At any time with the written consent of all of the Members;
                    or

         10.2.5     As may be otherwise provided by law.

The Company shall be terminated when the winding up of Company affairs has been completed following dissolution.

SECTION 10.3  CONTINUATION OF THE COMPANY.

         Upon the dissolution or bankruptcy of a Member (referred to in this Section as the "non-existing Member"), the remaining Members shall have the right to continue the business of the Company upon the consent of the Members holding a majority in interest, as defined in the Act, provided that such consent is obtained no later than ninety (90) days after the occurrence of the dissolution or bankruptcy. If at any time due to the withdrawal, expulsion, dissolution, or bankruptcy of any of the Members, fewer than two (2) Members remain, the Company shall thereafter dissolve and conduct only such activities as are necessary to wind up its affairs.

         If the Company dissolves because there are fewer than two (2) Members, then the surviving Member shall have the first right to purchase any or all of the Company's assets. In the event that the parties cannot reach an agreement on the purchase price of the Company's assets which would be purchased, three appraisals shall be obtained from experts in the appropriate industry mutually agreeable to the parties. In the event the appraisals vary in amount, the parties hereby agree that the highest and lowest shall be averaged and the resulting amount shall become the agreed upon purchase price for the then remaining assets of the Company which would be purchased.

SECTION 10.4  WINDING UP AFFAIRS ON DISSOLUTION.

         Upon dissolution of the Company, the Managers or the other persons required or permitted by law to carry out the winding up of the affairs of the Company shall:

         10.4.1     Promptly notify all Members of such dissolution;

         10.4.2     Wind up the affairs of the Company;
                                      -22-

         10.4.3 Prepare and file all instruments or documents required by law to be filed to reflect the dissolution of the Company; and

         10.4.4 After paying or providing for the payment of all liabilities and obligations of the Company, distribute the assets of the Company as provided by the terms of this Agreement.

SECTION 10.5  DISTRIBUTION UPON DISSOLUTION.

         Upon dissolution of the Company and the sale of its assets, the proceeds of such sale or the assets of the Company shall be allocated as set forth below:

         10.5.1 First, to pay all outstanding liabilities and expenses of the Company;

         10.5.2 Next, to establish such reserves for unknown or contingent liabilities, including without limitation reserves for environmental matters, as the Managers may determine;

         10.5.3 Next, to each Member an amount equal to its capital account balance as of the date of dissolution (after giving effect to the allocation of all Net Profits or Net Losses realized upon dissolution) or a pro rata portion thereof if the total assets to be distributed is less than the total capital account balance of the Company; and

         10.5.4 Lastly, any remaining balance shall be distributed to the Members in proportion to their Financial Interests.


                                   ARTICLE 11

                               GENERAL PROVISIONS

SECTION 11.1  NOTICES.

         All written notices, offers, requests, demands, and other communications pursuant to this Agreement shall be given by personal delivery, by prepaid first class registered or certified mail properly addressed with appropriate postage paid thereon, by recognized overnight courier service, and shall be deemed to be duly given and received on the date of delivery if delivered personally, on the second day after the deposit in the United States Mail if mailed on the day after proper delivery to an overnight delivery service. Notices shall be sent to the Company at the principal office of the Company, to a Member at the address set forth on Exhibit A, or to such address as any party may specify in writing to the other parties. Notice of any meeting must contain a statement of the purpose of the meeting.

SECTION 11.2  ENTIRE AGREEMENT.

         This Agreement, including any exhibits, schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, all of which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. It merges and supersedes all prior and/or contemporaneous agreements and understandings between the parties, written or oral, with respect to its subject matter and there are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter hereof other than those expressly set forth herein.

SECTION 11.3  GOVERNING LAW; FORUM; SERVICE OF PROCESS; VENUE.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee. This Agreement and its subject matter have substantial contacts with Tennessee, and all actions, suits or other proceedings with respect to this Agreement shall be brought only in a court of competent jurisdiction sitting in Knox County, Tennessee, or in the Federal District Court having jurisdiction over that County. In any such action, suit or proceeding, such court shall have personal jurisdiction of all of the parties hereto, and service of process upon them under any applicable statutes, laws, and rules shall be deemed valid and good.

SECTION 11.4  ATTORNEYS' FEES.

         If legal action is commenced to enforce any provision of this Agreement, the prevailing party in such action shall be entitled to recover its attorneys' fees and expenses through all appellate levels in addition to any other relief that may be granted.

SECTION 11.5  SEVERABILITY.

         In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement in that jurisdiction or the application of that provision to any other person or circumstance or in any other jurisdiction, and this Agreement shall then be construed in that jurisdiction as if such invalid, illegal or unenforceable provision had not been contained in this Agreement, but only to the extent of such invalidity, illegality or unenforceability.

SECTION 11.6  BINDING EFFECT.

         Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Members and their respective successors, transferees and assigns.

SECTION 11.7  GENDER, NUMBER.

         Whenever the context of this Agreement so requires, references of the masculine gender shall include the feminine gender and corporate or other such entities, the singular number shall include the plural and vice versa, and reference to one or more parties hereto shall include all assignees of that party.

SECTION 11.8  CAPTIONS AND HEADINGS.

         The section and paragraph captions and headings contained in this Agreement are for included reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.9  AMENDMENT.

         This Agreement and the Articles of Organization may only be amended, modified or supplemented upon the unanimous vote of the Members. If the amendment establishes, amends or deletes a super majority quorum or super majority voting requirement, a vote consistent with the super majority requirement is required to effect the amendment.

SECTION 11.10  COUNTERPARTS.

         This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original document and all of which, taken together, shall be deemed to constitute but a single original document.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by themselves or their duly authorized representatives as of the day and year first set out above.

WORD ENTERTAINMENT, A DIVISION OF      INTEGRITY INCORPORATED
IDEA ENTERTAINMENT, INC.


By: /s/ Roland Lundy                      By: /s/ P. Michael Coleman
   -------------------------------        ------------------------------------

Its: President                            Its: President

                                    EXHIBIT A

                        MEMBERS AND CAPITAL CONTRIBUTIONS

(Final reconciliation of capital contributions will be confirmed by an amendment to this Exhibit A on or before April 15, 1998)

CURRENT MEMBERS


MEMBER NAMES               ORIGINAL CAPITAL                   FINANCIAL
AND ADDRESSES              CONTRIBUTION                       INTEREST
-------------              ------------                       --------


WORD:

Word Entertainment, a division of                                50%
Idea Entertainment, Inc.
3319 West End Avenue
Suite 200
Nashville, TN 37203

INTEGRITY:

Integrity Incorporated                                           50%
1000 Cody Drive
Mobile, AL 36695-3425